UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

SONOCO PRODUCTS COMPANY

Commission File No. 0-516

Incorporated under the laws of South Carolina	I.R.S. Employer Identification No. 57-0248420

1 N. Second St.

Hartsville, South Carolina 29550

Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 8, 2011, Sonoco Products Company (“Sonoco” or the “Company”) completed the previously announced acquisition of Tegrant Holding Corporation (“Tegrant”), a privately-held provider of highly engineered protective, temperature-assured and retail security packaging solutions, from Metalmark Capital in exchange for $550 million in cash. As is typical, final consideration will be subject to adjustment for the change in net working capital to the date of close.

The acquisition was funded with proceeds from Sonoco’s recent issuance of $500 million of senior unsecured debentures and a new $150 million three-year term loan. The lenders under the Term Loan were Bank of America, N.A., J.P.Morgan Chase Bank, N.A., and Wells Fargo Bank, National Association, whose affiliates Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P.Morgan Securities LLC, and Wells Fargo Securities, LLC were underwriters for the debenture offering.

Financial statements of Tegrant and pro forma financial information are not included in this initial report on Form 8-K as the criteria under Rule 3-05(b) and Article 11, respectively, of Regulation S-X were not met.

For additional information regarding Tegrant, reference is made to the Company’s Form 8-K filed on October 12, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: November 10, 2011	By:	/s/ Barry L. Saunders
Barry L. Saunders
Vice President and Chief Financial Officer

3